Exhibit 10.2

AMENDMENT NO. 1 TO

SYNOVUS FINANCIAL CORP. 2011 EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT NO. 1 TO SYNOVUS FINANCIAL CORP. 2011 EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is entered into effective as of May 14, 2012. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Synovus Financial Corp. 2011 Employee Stock Purchase Plan, effective as of April 30, 2011 (the “Plan”).

WHEREAS, Synovus Financial Corp. (“Synovus”) maintains the Plan;

WHEREAS, the Plan names BNY Mellon Shareowner Services as the Agent under the Plan (the “Original Agent”);

WHEREAS, Synovus has removed the Original Agent, effective as of May 14, 2012;

WHEREAS, Synovus desires to appoint Fidelity Stock Plan Services, LLC as successor Agent under the Plan, effective as of the date hereof;

NOW, THEREFORE, Synovus hereby amends the Plan as follows:

1.      Appointment of Successor Agent. Synovus hereby appoints Fidelity Stock Plan Services, LLC to act as Agent under the Plan in accordance with the express terms and conditions of the Plan, effective as of the date hereof.

2.      Amendments To Plan.

2.1      Article 1(C) of the Plan is amended and restated in its entirety to read as follows:

“C.      Agent: The Agent of the Plan, Fidelity Stock Plan Services, LLC, or any duly appointed successor Agent.”

2.2      Article 1(D) of the Plan is amended and restated in its entirety to read as follows:

“D.      Beneficiary Designation Election: The election that a Participant makes to designate the Participant’s beneficiary to receive his or her interest in the Plan once the shares has moved to the Participant’s brokerage account.”

2.3      Article 1(N) is amended by adding the following sentence to the end thereof:

“Synovus Common Stock which has been purchased and allocated for a Participant shall be maintained in a brokerage account which shall be required to be opened, established and maintained for each Participant with the Agent.”

2.4      Article III(b) of the Plan is amended by replacing “3 months” with “90 days.”

2.5      Article V(h) of the Plan shall be eliminated in its entirety and existing Article V(i) shall be renumbered as Article V(h).

2.6      Article VI(a) of the Plan shall be amended by deleting the phrase “held as part of the Fund” and replaced with the word “purchased.”

2.7      Article VI(b) of the Plan shall be amended and restated to read as follows:

“(b)      To cause any Synovus Common Stock to be transferred to each Participant’s brokerage Plan Account with Agent.”

2.8      All reference to “Plan Accounts” in Articles VI, VIII, IX and XVI shall refer to “brokerage Plan Accounts.”

2.9      Article VIII shall be amended by replacing the word “four” with “three.”

2.10      The last two sentences of Article IX shall be deleted in their entirety.

2.11      Article X shall be amended and restated to read as follows:

“Cash dividends, stock dividends and stock splits received by the Agent will be allocated by such Agent to each Participant’s brokerage Plan account to the extent that such cash or stock is attributable to the allocated Synovus Common Stock in such Participant’s brokerage Plan Account.”

2.12      The fourth and fifth sentences of Article XIII shall be deleted in their entirety.

2.13      Article XIV of the Plan is amended and restated in its entirety to read as follows:

“ARTICLE XIV

TERMINATION OF EMPLOYMENT

Participation in the Plan shall automatically terminate without notice upon termination of the Participant’s employment with a Participating Employer whether by death, retirement or otherwise. Following such termination, the Agent will purchase shares of Synovus Common Stock with the cash remaining in the Participant’s Plan Account as of the next quarterly purchase date and transfer such shares to the Participant’s brokerage Plan Account. Any beneficiary designations made for the Plan on the Synovus Beneficiary Designation Form are no longer in effect as of the effective date of this amendment. Participants will need to designate a beneficiary for their brokerage account with the Plan Agent.”

2.13      Article XV of the Plan is amended and restated in its entirety to read as follows:

“ARTICLE XV

EXPENSES

Synovus shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the Synovus Common Stock from the Plan to the Participants’ brokerage Plan Accounts. Any broker’s fees, commissions or other transaction costs actually incurred in connection with the transfer of shares to Participants’ brokerage Plan Accounts will be included in the cost of Synovus Common Stock to Participants. All other brokerage Plan Account charges shall be borne by Participants.”

3.          Benefits of this Amendment. Nothing in this Amendment shall be affect or diminish any Participant’s right to the benefit of contributions made by such Participant or his or her Participating Affiliate prior to the date hereof, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent without the Agent’s prior written consent.

4.          Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia.

5.          Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

6.          Effect of Amendment. Except as expressly modified by the Amendment, the Plan shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Synovus has caused this Amendment to be duly executed by its authorized officer as of the day and year first above written.

SYNOVUS FINANCIAL CORP.

By:		/s/ Samuel F. Hatcher
	Name:	Samuel F. Hatcher
	Title:	Executive Vice President General Counsel and Secretary

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